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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on September 3, 2004

Registration No. 333-111454

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cheniere Energy, Inc.
(and certain subsidiaries identified in footnote (*) below)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4352386 (I.R.S. Employer Identification No.)
717 Texas Avenue, Suite 3100 Houston, Texas 77002 (713) 659-1361 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Charif Souki
President, Chief Executive Officer
and Chairman of the Board
Cheniere Energy, Inc.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
(713) 659-1361
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Geoffrey K. Walker
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee

Common Stock of Cheniere Energy, Inc.(5)

Preferred Stock of Cheniere Energy, Inc.(6)

Senior Unsecured Debt Securities of Cheniere Energy, Inc.(7)

Senior Subordinated Debt Securities of Cheniere Energy, Inc.(8)

Warrants of Cheniere Energy, Inc.(9)

Units of Cheniere Energy, Inc.(10)

Guarantees of Debt Securities Issued by Cheniere Energy, Inc.(11).

Total	$600,000,000	$75,104 (12)

(1)
The proposed maximum offering price per unit will be determined from time to time by Cheniere Energy, Inc. in connection with, and at the time of, the issuance of the securities registered hereunder.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $600,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.
(4)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.
(5)
Subject to note (3) above, an indeterminate number of shares of common stock of Cheniere Energy, Inc. as may be sold from time to time are being registered hereunder. Also includes such indeterminate number of shares of common stock as may be (a) issued upon conversion, redemption or exchange for any debt securities or preferred stock that provide for conversion or exchange into common stock or (b) issued upon exercise and settlement of any warrants. The aggregate amount of common stock registered under this registration statement is limited to that which is permissible under Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.
(6)
Subject to note (3) above, an indeterminate number of shares of preferred stock of Cheniere Energy, Inc. as may be sold from time to time are being registered hereunder. Also includes such indeterminate number of shares of preferred stock as may be (a) issued upon conversion, redemption or exchange for any debt securities that provide for conversion or exchange into preferred stock or (b) issued upon exercise and settlement of any warrants.
(7)
Subject to note (3) above, an indeterminate principal amount of senior unsecured debt securities of Cheniere Energy, Inc. as may be sold from time to time are being registered hereunder. If any senior unsecured debt securities of Cheniere Energy, Inc. are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $600,000,000, less the dollar amount of any securities previously issued hereunder.
(8)
Subject to note (3) above, an indeterminate principal amount of senior subordinated debt securities of Cheniere Energy, Inc. as may be sold from time to time are being registered hereunder. If any senior subordinated debt securities of Cheniere Energy, Inc. are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $600,000,000, less the dollar amount of any securities previously issued hereunder.
(9)
Subject to note (3) above, an indeterminate number of warrants of Cheniere Energy, Inc. as may be sold from time to time are being registered hereunder. Warrants may be exercised to purchase common stock, preferred stock, debt securities or units.
(10)
Subject to note (3) above, an indeterminate number of units of Cheniere Energy, Inc. as may be sold from time to time are being registered hereunder. Units may consist of any combination of common stock, preferred stock, debt securities or warrants.
(11)
No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.
(12)
Of this amount, $73,486 is paid with this Amendment No. 2, and $1,618 was previously paid on December 22, 2003 in connection with the filing of the Registration Statement on Form S-3 (No. 333-111454).

(*)
The following subsidiaries are co-registrants incorporated in Delaware and having the I.R.S. Employer Identification Numbers indicated: Cheniere LNG Services, Inc., 74-3092998; Cheniere LNG, Inc., 74-3092995; Cheniere Energy Operating Co., Inc., 13-3876266; and Cheniere-Gryphon Management, Inc., 76-0683452.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated September 3, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$600,000,000

CHENIERE ENERGY, INC.

COMMON STOCK
PREFERRED STOCK
SENIOR UNSECURED DEBT SECURITIES
SENIOR SUBORDINATED DEBT SECURITIES
WARRANTS
UNITS
GUARANTEES

        By this prospectus, we may from time to time offer and sell in one or more offerings up to an aggregate of $600,000,000 of the following securities:

        (1)   shares of common stock;

        (2)   shares of preferred stock, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

        (3)   senior unsecured debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

        (4)   senior subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

        (5)   warrants to purchase common stock, preferred stock, debt securities or units;

        (6)   units consisting of any combination of common stock, preferred stock, debt securities or warrants; and/or

        (7)   guarantees of debt securities issued by Cheniere Energy, Inc.

        This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement and any information under the heading "Where You Can Find More Information" before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

        We may sell these securities to or through underwriters, to other purchasers and/or through agents. Supplements to this prospectus will specify the names of any underwriters or agents.

        Our common stock is listed for trading on the American Stock Exchange under the symbol "LNG."

        Investing in our securities involves risks. Please read "Risk Factors" beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Under no circumstances should the delivery to you of this prospectus or any exchange or redemption made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

        As used in this prospectus, "Cheniere," "we," "us" and "our" refer to Cheniere Energy, Inc. and its subsidiaries unless otherwise indicated. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants and units collectively as the "securities."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy and information statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). The SEC maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the Public Reference Room. You may also inspect and copy those reports, proxy and information statements and other information at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006, the exchange on which our common stock is listed.

        We have filed with the SEC a registration statement on Form S-3 covering the securities offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the securities that may be offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or in any prospectus supplement. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and are an important part of this prospectus.

        The following documents that we have filed with the SEC (File No. 001-16383) are incorporated by reference into this prospectus:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 25, 2004, as amended by Form 10-K/As filed on May 26, 2004 and July 20, 2004;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed on August 10, 2004;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 13, 2004;

  •
  Definitive Proxy Statement on Schedule 14A, filed on April 6, 2004;

  •
  Current Reports on Form 8-K filed on January 14, 2004, January 16, 2004, January 27, 2004, February 3, 2004, March 2, 2004, May 18, 2004, June 3, 2004, June 23, 2004, July 7, 2004 and September 3, 2004; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, dated March 1, 2001, filed on March 2, 2001, and any amendment or report filed for the purpose of updating that description.

        All documents that we file or furnish pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offering is completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus but not delivered with the prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us as follows:

Cheniere Energy, Inc.
Attention: Don A. Turkleson, Chief Financial Officer
717 Texas Avenue, Suite 3100
Houston, Texas 77002
(713) 659-1361

        If you have any other questions regarding us, please contact our Investor Relations Department in writing at Cheniere Energy, Inc., 717 Texas Avenue, Suite 3100, Houston, Texas 77002, Contact: David E. Castaneda, or by telephone at 1-888-948-2036 or e-mail at Info@Cheniere.com.

        You can access electronic copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports, free of charge, on our website at http://www.cheniere.com. Access to those electronic filings is available as soon as reasonably practicable after filing with, or furnishing to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

        The information discussed in this prospectus, our filings with the SEC and our public releases include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included herein or incorporated herein by reference are "forward-looking statements." Included among "forward-looking statements" are, among other things: statements regarding our business strategy, plans and objectives; statements expressing beliefs and expectations regarding the development of our LNG receiving terminal business; statements expressing beliefs and expectations regarding our ability to successfully raise the additional capital necessary to meet our obligations under our current exploration agreements; statements expressing beliefs and expectations regarding our ability to secure the leases necessary to facilitate anticipated drilling activities; statements expressing beliefs and expectations regarding our ability to attract additional working interest owners to participate in the exploration and development of our exploration areas; and statements about non-historical information. These forward-looking statements are identified by the use of terms and phrases such as "expect," "estimate," "project," "plan," "believe," "achievable," "anticipate" and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

        Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in "Risk Factors" beginning on page 4. For additional information regarding risks and uncertainties, please read our other filings with the SEC under the Exchange Act and the Securities Act, particularly under "Management's Discussion and Analysis of Financial Condition and Results of Operation" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements.

CHENIERE ENERGY, INC.

        We are a Houston-based company engaged primarily in the development of a liquefied natural gas, or LNG, receiving terminal business and related LNG business opportunities centered on the U.S. Gulf Coast. We are also engaged in oil and gas exploration, development and exploitation activities in the Gulf of Mexico.

        Our LNG receiving terminal projects include facilities to receive deliveries of LNG from LNG ships, to store LNG temporarily, to process LNG to return it to a gaseous state and to deliver gas to pipelines for transportation to purchasers.We have been developing our LNG business for over three years and have secured sites along the U.S. Gulf Coast for the development of LNG receiving terminals. We have commenced development of our Freeport, Texas, Sabine Pass, Louisiana, and Corpus Christi, Texas sites. We are still evaluating the future development of terminals in other locations, including Brownsville, Texas and Mobile, Alabama.

        A substantial portion of our assets are held by or under our four wholly-owned operating subsidiaries: Cheniere LNG, Inc., Cheniere LNG Services, Inc., Cheniere Energy Operating Co., Inc. and Cheniere-Gryphon Management, Inc. We conduct most of our operations through one or more of these subsidiaries, including our operations relating to our development of an LNG receiving terminal business.

        We have been publicly traded since July 3, 1996 under the name Cheniere Energy, Inc. Our corporate offices are located at 717 Texas Avenue, Suite 3100, Houston, Texas 77002. Our telephone number is (713) 659-1361.

RISK FACTORS

        The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described below and any similar information contained in any Annual Report on Form 10-K or other document filed by us with the SEC after the date of this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

Risk Factors Related to Us as an Early Stage Company

We are subject to the expenses, difficulties and uncertainties generally associated with early stage companies.

        We have a limited operating history with respect to our oil and gas exploration activities, and we have not yet started operating any LNG receiving facilities. We face all of the risks inherent in the establishment and growth of any new business. From our inception, we have incurred losses and may continue to incur losses, depending on whether we generate sufficient revenue either from LNG receiving operations or from producing reserves acquired through acquisitions or drilling activities. For the past several years, we dedicated a significant portion of our investment capital toward the development of LNG receiving terminals rather than to our oil and gas exploration activities, and we do not anticipate that our LNG receiving operations will generate revenues before the second half of 2007. Additionally, we may be unable to implement and complete our business plan, and our business may be ultimately unsuccessful. These factors make evaluating our business and forecasting our future operating results difficult. Furthermore, any continued losses and any delays in the implementation or completion of our business plan may have a material adverse effect on our business, our results of operations, our financial condition and the market price of our common stock.

We depend on key personnel and could be seriously harmed if we lost their services.

        We depend on our executive officers for various activities. We do not maintain key person life insurance policies on any of our personnel. Although we have agreements relating to compensation and benefits with certain of our executive officers, we do not have any employment contracts or other agreements with key personnel binding them to provide services for any particular term. The loss of the services of any of these individuals could seriously harm us. In addition, our future success will depend in part on our ability to attract and retain additional qualified personnel.

Risk Factors Related to Our LNG Receiving Terminal Development Business

The construction of LNG receiving facilities is subject to various development risks.

        We are involved in the development of several LNG receiving facilities. The construction of these projects is subject to the risks of cost overruns and delays. Key factors that may affect the timing and outcome of such projects include, but are not limited to: project approval by joint venture partners; identification of additional participants to reach optimum levels of participation; timely issuance of necessary permits, licenses and approvals by governmental agencies and third parties; sufficient project and other financing; unanticipated changes in market demand or supply; competition with similar projects; labor disputes; site difficulties; marine congestion; environmental conditions; weather conditions; unforeseen events, such as explosions, fires and product spills; delays in manufacturing and delivery schedules of critical equipment and materials; resistance in the local community; local and general economic conditions; and commercial arrangements for pipelines and related equipment to transport and market LNG.

        Substantial capital will be needed in order to develop each LNG receiving terminal. We will need to obtain funding for our LNG projects form third-party sources. The failure to obtain capital on terms acceptable to us would inhibit the development of our LNG receiving terminals, which would likely have a material adverse effect on our business, results of operation and financial condition.

        If completion of the LNG receiving facilities is delayed beyond the estimated development periods, the actual cost of completion may increase beyond the amounts currently estimated in our capital budget. A delay in completion of the LNG receiving facilities would also cause a delay in the receipt of revenues projected from operation of the facilities, which may cause our business, results of operations and financial condition to be substantially harmed. The completion of the LNG receiving facilities could also be impacted by the availability or construction of sufficient LNG vessels.

Failure to obtain approvals and permits from governmental and regulatory agencies with respect to the development of our LNG receiving terminal business could have a detrimental effect on our LNG projects and on our company.

        We are currently focusing our efforts and resources on developing our LNG receiving facilities. The transportation of LNG is highly regulated, and we have yet to obtain several governmental and regulatory approvals and permits required in order to complete and maintain our LNG projects. We cannot determine the amount of time it may take to obtain the approvals and permits necessary to proceed with the construction and operation of an LNG receiving terminal. We have no control over the outcome of the review and approval process. If we are unable to obtain the approvals and permits, we may not be able to recover our investment in the project. In addition, failure to obtain these approvals and permits may have a material adverse effect on our business, results of operations and financial condition.

Failure of LNG to become a competitive factor in the U.S. oil and gas industry could have a detrimental effect on our ability to implement and complete our business plan.

        In the United States, due mainly to an abundant supply of natural gas, LNG has not historically been a major energy source. Furthermore, LNG may not become a competitive factor in the U.S. oil and gas industry. The failure of LNG to become a competitive supply alternative to domestic natural gas and other import alternatives may have a material adverse effect on our ability to implement and complete our business plan as well as our business, results of operations and financial condition.

We may have difficulty obtaining enough customers to generate a sufficient amount of revenue to recover our expenses incurred to enter the LNG receiving facilities market.

        We anticipate that we will incur significant costs as we enter the LNG receiving facilities market and pursue customers by utilizing a variety of marketing methods. In order for us to recover these expenses, we must attract and retain a sufficient number of customers to our LNG receiving facilities.

        We may experience difficulty attracting customers because we are a small company with no operating history in the LNG business. A major focus of our marketing efforts will be to convince customers that the terminal sites we are developing will be approved and that we will secure adequate financing for their construction. If our marketing strategy is not successful, our business, results of operations, and financial condition will be materially adversely affected.

We are subject to fluctuations in energy prices or the supply of LNG that would be particularly harmful to the development of our LNG receiving terminal business because of its developmental stage.

        If LNG prices are higher than prices of domestically produced natural gas or natural gas derived from other sources, our ability to compete with such suppliers may be negatively impacted. In addition, in the event the supply of LNG is limited or restricted for any reason, our ability to profitably operate an LNG receiving facility could be materially impacted. Revenues generated by an LNG receiving terminal depend on the volume of LNG processed and the price of the natural gas produced, both of which can be affected by the price of natural gas and natural gas liquids.

Risk Factors Related to Our Exploration and Development Business

We are subject to significant exploration risks, including the risk that we may not be able to find or produce enough oil and gas to generate any profits.

        Our exploration activities involve significant risks, including the risk that we may not be able to find or produce enough oil and gas to generate any profits. The wells we drill may not discover any oil or gas. Further, there is no way to know in advance of drilling and testing whether any prospect will yield oil or gas in sufficient quantities to make money for us. In addition, we are highly dependent on seismic activity and the related application of new technology as a primary exploration methodology. This methodology, however, requires greater pre-drilling expenditures than traditional drilling strategies. Even when fully used and properly interpreted, 3D seismic data can only assist us in identifying subsurface reservoirs and hydrocarbon indicators, and will not allow us to determine conclusively if hydrocarbons will in fact be present and recoverable. If our exploration efforts are unsuccessful, our business, results of operations and financial condition will be substantially harmed.

We may not be able to acquire the oil and gas leases we need to sustain profitable operations.

        In order to engage in oil and gas exploration in the areas covered by our 3D seismic data, we must first acquire rights to conduct exploration and recovery activities on such properties. We may not be successful in acquiring farm-outs (agreements whereby the owner of lease interests grants to a third party the right to earn an assignment of an interest in the lease, typically by drilling one or more wells), seismic permits, lease options, leases or other rights to explore for or recover oil and gas. Both the U.S. Department of the Interior and the States of Texas and Louisiana award oil and gas leases on a competitive bidding basis. Non-governmental owners of the onshore mineral interests within the area covered by our exploration program are not obligated to lease their mineral rights to us except where we have already obtained lease options. In addition, other major and independent oil and gas companies with financial resources significantly greater than ours may bid against us for the purchase of oil and gas leases. If we are unsuccessful in acquiring these leases, permits, options and other interests, the area covered by our 3D seismic data that could be explored through drilling will be significantly reduced, and our business, results of operations and financial condition will be substantially harmed.

If we are unable to obtain satisfactory turnkey contracts, we may have to assume additional risks and expenses when drilling wells.

        We anticipate that any wells drilled in which we have an interest will be drilled by established industry contractors under turnkey contracts that limit our financial and legal exposure. Under a turnkey drilling contract, a negotiated price is agreed upon and the money placed in escrow. The contractor then assumes all of the risk and expense, including any cost overruns, of drilling a well to contract depth and completing any agreed upon evaluation of the wellbore. Upon performance of all these items, the escrowed money is released to the contractor.

        Circumstances may arise, however, where a turnkey contract is not economically beneficial to us or is otherwise unobtainable from proven industry contractors. In such instances, we may decide to drill wells on a day-rate basis. Under a day-rate drilling contract, the operator pays an agreed sum for each day of drilling required to reach contract depth. All risk and expense of drilling a well to total depths lies with the operator in day-rate contracts. The drilling of such test wells would subject us to the usual drilling hazards such as cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental risks. We would also be liable for any cost overruns attributable to drilling problems that otherwise would have been covered by a turnkey contract. These liabilities, if incurred, may have a materially adverse impact on our business, results of operations and financial condition.

If we are unsuccessful at marketing our oil and gas at commercially acceptable prices, our profitability will decline.

        Our ability to market oil and gas at commercially acceptable prices depends on, among other factors, the following:

  •
  the availability and capacity of gathering systems and pipelines;

  •
  federal and state regulation of production and transportation;

  •
  changes in supply and demand; and

  •
  general economic conditions.

        Our inability to respond appropriately to changes in these factors could negatively effect our profitability.

Shortage of rigs, equipment, supplies or personnel may restrict our operations.

        Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, demand for, and wage rates of, qualified drilling rig crews rises with increases in the number of active rigs in service. Shortages of drilling rigs, equipment or supplies could delay or restrict our exploration and development operations, which in turn could impair our financial condition and results of operations.

We depend on industry partners and could be seriously harmed if they do not perform satisfactorily, which is usually not within our control.

        Because we have few employees and limited operating revenues, we are and will continue to be largely dependent on industry partners for the success of our oil and gas exploration projects. We could be seriously harmed if we fail to attract industry partners to participate in the drilling of prospects which we identify or if our industry partners do not perform satisfactorily on projects that affect us. We often have and will continue to have no control over factors that would influence the performance of our partners.

There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and future net cash flows.

        Numerous uncertainties, including those beyond our control, are inherent in estimating quantities of proved oil and gas reserves. Information incorporated by reference into this prospectus for 2003 relating to estimates of our proved reserves is based on reports prepared by Sharp Petroleum Engineering, Inc. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and of future net cash flows may vary considerably from the actual results because of a number of variable factors and assumptions involved. These include:

  •
  historical production from the area compared with production from other producing areas;

  •
  the effects of regulation by governmental agencies;

  •
  future oil and gas prices;

  •
  operating costs;

  •
  severance and excise taxes;

  •
  development costs; and

  •
  workover and remedial costs.

        Therefore, the estimates of the quantities of oil and gas and the expected future net cash flows computed by different engineers or by the same engineers (but at different times) may vary significantly. The actual production, revenues and expenditures related to our reserves may vary materially from the engineers' estimates. In addition, we may make changes to our estimates of reserves and future net cash flows. These changes may be based on the following factors:

  •
  production history;

  •
  results of future development;

  •
  oil and gas prices;

  •
  performance of counterparties under agreements to which we are a party; and

  •
  operating and development costs.

        Do not interpret the PV-10 values incorporated by reference into this prospectus as the current market value of our properties' estimated oil and gas reserves. According to the SEC, the PV-10 is generally based on prices and costs as of the date of the estimate. In contrast, the actual future prices and costs may be materially higher or lower. Actual future net cash flows may also be affected by the following factors:

  •
  the amount and timing of actual production;

  •
  the supply of, and demand for, oil and gas;

  •
  the curtailment or increases in consumption by natural gas purchasers; and

  •
  the changes in governmental regulations or taxation.

        The timing in producing and the costs incurred in developing and producing oil and gas will affect the timing of actual future net cash flows from proved reserves. Ultimately, the timing will affect the actual present value of oil and gas. In addition, the SEC requires that we apply a 10% discount factor in calculating PV-10 for reporting purposes. This is not necessarily the most appropriate discount factor to apply because it does not take into account the interest rates in effect, the risks associated with us and our properties, or the oil and gas industry in general.

Because of our lack of diversification, factors harming the oil and gas industry in general, including downturns in prices for oil and gas, would be especially harmful to us.

        We are an independent energy company and are not actively engaged in any other industry. Our revenues and results of operation are substantially dependent on the oil and gas industry in general and the prevailing prices for oil and gas in particular. Circumstances that harm the oil and gas industry in general will have an especially harmful effect on us. Oil and gas prices have been and are likely to continue to be volatile and subject to wide fluctuations in response to any of the following factors:

  •
  relatively minor changes in the supply of and demand for oil and gas;

  •
  political conditions in international oil producing regions;

  •
  the extent of domestic production and importation of oil in relevant markets;

  •
  the level of consumer demand;

  •
  weather conditions;

  •
  the competitive position of oil or gas as a source of energy as compared with other energy sources;

  •
  the refining capacity of oil purchasers; and

  •
  the effect of federal and state regulation on the production, transportation and sale of oil and gas.

        It is likely that adverse changes in the oil and gas market or the regulatory environment would have an adverse effect on our business, results of operations and financial condition, including our ability to develop and implement our LNG project and to obtain capital from lending institutions, industry participants, private or public investors or other sources.

Risk Factors Related to Our Business in General

Our future growth and profitability are highly dependent on the development of our LNG receiving terminal business and the success of our exploration program.

        Historically, the primary focus of our operations has been identifying drilling prospects, but in recent years we have focused on developing our LNG receiving facilities. Almost all of the assets on our balance sheet are represented by investments to date in our exploration program, including related seismic data. Our drilling activity in 1999 through 2003, to date, has established only limited proved reserves (oil and gas reserves that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions). Furthermore, we have achieved only limited oil and gas production as of the date of this prospectus. For the past several years, we dedicated a significant portion of our investment capital toward the development of LNG receiving terminals rather than to our oil and gas exploration activities, and we do not anticipate that our LNG receiving operations will generate operating revenues before 2007.

        Our future growth and profitability depend heavily on the development of our LNG receiving facilities and the success of our exploration program in locating additional proved reserves and achieving additional oil and gas production. Failure to develop our LNG receiving facilities or to locate such additional reserves and achieve additional production may have a material adverse effect on our business, results of operations and financial condition.

We experience intense competition in the energy industry, which may make it difficult for us to succeed.

        The energy industry is highly competitive. If we are unable to compete effectively, we will not succeed. A number of factors may give our competitors advantages over us. For example, most of our current and potential competitors have significantly greater financial resources and a significantly greater number of experienced and trained managerial and technical personnel than we do. In addition, the businesses of such competitors are in many cases more diversified than ours. We may not be able to compete effectively with such companies. Moreover, the energy industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing excess capacity and depressed prices could have a substantially negative impact on our operating revenues.

We may not be able to obtain additional financing on terms that are acceptable to us, which could harm our ability to conduct business.

        As of June 30, 2004, we had $11,752,498 of current assets and working capital of $8,446,404. We will need additional capital for a number of purposes. If we are unable to obtain additional financing on terms acceptable to us, it could significantly harm our ability to conduct our business, including our ability to construct LNG terminals and our ability to take advantage of opportunities that come from our exploration program. We will need substantial additional funds to execute our plan for developing and implementing an LNG receiving terminal business, including engineering, environmental, marine, regulatory, construction and legal work, including any such work involved in permitting and Federal Energy Regulatory Commission, or FERC, filings related to our development of the Corpus Christi and Sabine Pass LNG receiving terminals and related pipelines.

Obtaining additional capital may result in an adverse effect on our business.

        Additional capital could be obtained from a combination of funding sources, many of which may have a material adverse effect on our business, results of operations and financial condition. These potential funding sources include:

  •
  cash flow from operating activities, which is sensitive to prices we receive for our oil and natural gas;

  •
  borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

  •
  debt offerings, which would increase our leverage and add to our need for cash to service such debt;

  •
  additional offerings of our equity securities, which would cause dilution of our common stock;

  •
  sales of prospects generated by our exploration group, which would reduce future revenues from our exploration program;

  •
  additional sales of interests in our LNG projects, which would reduce future revenues from LNG terminal operations; and

  •
  arrangement of a business development loan from, or prepayment of terminal use fees by, prospective sellers or purchasers of LNG.

        Our ability to raise additional capital will depend on our results of operations and the status of various capital and industry markets at the time such additional capital is sought. Accordingly, capital may not become available to us from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to us. Failure to obtain additional financing on acceptable terms may have a material adverse effect on our business, results of operations and financial condition.

We are subject to significant operating hazards and uninsured risks, one or more of which may create significant liabilities for us.

        Our oil and gas operations are subject to all of the risks and hazards typically associated with the exploration for, and the development and production of, oil and gas. In accordance with customary industry practices, we intend to maintain insurance against some, but not all, of these risks and losses. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable. The occurrence of a significant event not fully insured or indemnified against could seriously harm our business, results of operations and financial condition.

        Risks in drilling operations include cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental risks. Our activities are also subject to perils specific to marine operations, such as capsizing, collision and damage or loss from severe weather. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

        In the event we complete LNG receiving terminals, the operations of such facilities will be subject to the inherent risks normally associated with those operations, including explosions, pollution, release of toxic substances, fires, hurricanes and adverse weather conditions and other hazards, each of which could result in damage to or destruction of our facilities or damage to persons and property. In addition, our operations face possible risks associated with acts of aggression on our assets. If any of these events were to occur, we could suffer substantial losses. We will maintain insurance against these types of risks to the extent and in the amounts that we believe are reasonable. Our financial condition and results of operations could be adversely affected if a significant event occurs that is not fully covered by insurance.

Existing and future U.S. governmental regulation, taxation and price controls could seriously harm us.

        Oil and gas operations are subject to extensive federal, state and local laws and regulations that regulate the discharge of materials into the environment or otherwise relate to the protection of the environment.

        Failure to comply with such rules and regulations can result in substantial penalties and may harm us. Present, as well as future, legislation and regulations could cause additional expenditures, restrictions and delays in our business, the extent of which cannot be predicted and which may require us to limit substantially, delay or cease operations in some circumstances. In most areas where we plan to conduct activities, there are statutory provisions regulating the production of oil and natural gas which may restrict the rate of production and adversely affect revenues. We plan to acquire oil and gas leases in the Gulf of Mexico, which, if acquired, would be granted by the federal government and administered by the U.S. Department of Interior Minerals Management Service. This department strictly regulates the exploration, development and production of oil and gas reserves in the Gulf of Mexico. Such regulations could seriously harm our operations in the Gulf of Mexico. The federal government regulates the interstate transportation of oil and natural gas, through the Federal Energy Regulatory Commission, or FERC. The FERC has in the past regulated the prices at which oil and gas could be sold. Federal reenactment of price controls or increased regulation of the transport of oil and natural gas could seriously harm us.

        Our operations are also subject to extensive federal, state and local laws and regulations governing the discharge of oil and hazardous materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict or prohibit the types, quantities and concentration of substances that can be released into the environment or wastes that can be disposed of in connection with drilling and production activities, prohibit drilling activities on certain lands lying within wetlands or other protected areas and impose substantial liabilities for pollution or releases of hazardous substances resulting from drilling and production operations. Failure to comply with these laws and regulations may also result in civil and criminal fines and penalties. Moreover, state and federal environmental laws and regulations may become more stringent.

        Federal laws and regulations such as the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the Clean Air Act, or CAA, the Oil Pollution Act of 1990, or OPA, and the Clean Water Act, or CWA, and analogous state laws have continually imposed increasingly strict requirements for water and air pollution control, solid waste management and strict financial responsibility and remedial response obligations relating to oil spill protection. The cost of complying with such environmental legislation could have a general harmful effect on our operations.

        In addition, the U.S. Department of Transportation through its Office of Pipeline Safety has regulations that govern all aspects of the design, construction, operation and maintenance of pipeline and LNG facilities. The Natural Gas Pipeline Safety Act ensures the integrity of pipeline systems by requiring periodic inspection of pipeline facilities and repair of any defects discovered in the inspection process.

        Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

Some of our economic value is derived from our ownership interest in Gryphon, over which we exercise no day-to-day control.

        We own 100% of the outstanding common stock of Gryphon (9.3% effective ownership after giving effect to the potential conversion of Gryphon's preferred stock) and some of our value is derived from this investment. We do not exercise control over Gryphon and therefore do not have the ability to effect a change of control of Gryphon. Accordingly, Gryphon's management team could make business decisions without our consent that could impair the economic value of our investment in Gryphon.

We may have to take actions that are disruptive to our business strategy to avoid registration under the Investment Company Act of 1940.

        The Investment Company Act of 1940, or Investment Company Act, requires registration for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of the value of its total assets (excluding government securities and cash items) on an unconsolidated basis, unless an exemption or safe harbor applies. Securities issued by companies other than majority-owned subsidiaries are generally counted as investment securities for purposes of the Investment Company Act. We own a minority equity interest in certain entities that could be counted as investment securities. If the value of our minority interests in these entities exceeds 40% of the value of our total assets (excluding government securities and cash items), we could be considered an investment company in the future if we do not obtain an exemption or qualify for a safe harbor. As a result, fluctuations in the value, or the income and revenues attributable to us from our ownership of interests in companies we do not control could cause us to be deemed an investment company. Registration as an investment company would subject us to restrictions that are inconsistent with our fundamental business strategy. We may have to take actions, including buying, refraining from buying, selling or refraining from selling securities or other assets, contrary to what we would otherwise deem to be in our best interest in order to continue to avoid registration under the Investment Company Act.

Terrorist attacks and continued hostilities in the Middle East or other sustained military campaigns may adversely impact our business.

        The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties, some of which may materially adversely impact our business. The long-term impact that terrorist attacks and the threat of terrorist attacks may have on our business is not known at this time. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may adversely impact our business in unpredictable ways.

The concentration of our customers in the energy industry could increase our exposure to credit risk, which could result in losses.

        The concentration of our customers in the energy industry may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by prolonged changes in economic and industry conditions. We perform ongoing credit evaluations of our customers and do not generally require collateral in support of our trade receivables. We maintain reserves for credit losses and, generally, actual losses have been consistent with our expectations.

USE OF PROCEEDS

        Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus to fund:

  •
  expenditures related to development of our LNG receiving terminal sites;

  •
  expenditures related to oil and gas exploration activities;

  •
  working capital needs; and

  •
  expenditures related to general corporate purposes.

        The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Years Ended December 31,
						Period Ended June 30, 2004
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges	(4.01)	(0.29)	(48.82)	(111.65)	(18.21)	(805.85)

        From its inception through June 30, 2004, the Company has reported losses, thus its earnings have been inadequate to cover fixed charges. The coverage deficiency was $2,168,985 in 1999, $1,508,430 in 2000, $8,856,884 in 2001, $3,405,200 in 2002, $851,006 in 2003, and $9,795,137 during the period from January 1, 2004 through June 30, 2004.

        The ratios were computed by dividing earnings by fixed charges. For this purpose, "earnings" represent the aggregate of (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (a) interest capitalized and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of the key terms and provisions of our capital stock. You should refer to the applicable provisions of our amended and restated certificate of incorporation our amended and restated by-laws, the Delaware General Corporation Law and the documents that we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

        As of the date of this prospectus, we are authorized to issue up to 40,000,000 shares of common stock, par value $0.003 per share, and up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of August 30, 2004, we had 19,264,419 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

        All of the outstanding shares of common stock are, and the common stock offered by any prospectus supplement will be, validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price. Each share of common stock has an equal and ratable right to receive dividends when, as and if declared by the board of directors out of assets legally available therefor and subject to the dividend obligations to the holders of any preferred stock then outstanding.

        In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock that at the time may be outstanding.

        The holders of common stock have no preemptive, subscription or conversion rights, and are not subject to further calls or assessments of Cheniere. There are no redemption or sinking fund provisions applicable to the common stock. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock have no right to cumulate their votes in the election of directors, such that the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election.

        The registrar and transfer agent for our common stock is U.S. Stock Transfer Corp., Glendale, California.

Preferred Stock

        Shares of preferred stock may be issued from time to time in one or more series and the board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issues.

        Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. As a result, the issuance of shares of a series of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any other series of our preferred stock. The issuance of shares of preferred stock may also adversely affect the rights of the holders of our common stock. For example, any preferred stock issued will rank prior to our common stock as to dividend rights and liquidation preference, and may have full or limited voting rights and may be convertible into shares of common stock or other securities.

        The following description of the terms of the preferred stock sets forth some of the general terms and provisions of our authorized preferred stock. If we offer preferred stock under this prospectus, the terms may include the following:

  •
  the number of shares of each such series and the designation thereof;

  •
  the par value of shares of each such series;

  •
  the annual rate or amount of dividends, if any, payable on shares of each such series (which dividends would be payable in preference to any dividends on common stock), whether such dividends shall be cumulative or non-cumulative and the conditions upon which and/or the date when such dividends shall be payable;

  •
  whether the shares of each such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of each such series may be redeemed;

  •
  the amount, if any, payable on shares of each such series in the event of liquidation, dissolution or winding up of the affairs of the Company;

  •
  whether the shares of each such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the price or prices or the rate or rates at which shares of each such series shall be so convertible or exchangeable, and the adjustment which shall be made, and the circumstances in which such adjustments shall be made, in such conversion or exchange prices or rates; and

  •
  whether the shares of each such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of voting rights.

This description of the terms of the preferred stock is not complete and will be subject to and qualified by the certificate of designation relating to any applicable series of preferred stock.

Possible Anti-takeover Provisions

        Our restated certificate of incorporation contains provisions that might be characterized as anti-takeover provisions. Such provisions may render more difficult possible takeover proposals to acquire control of Cheniere and make removal of our management more difficult.

        Our restated certificate of incorporation authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of Cheniere.

        Our restated certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the corporation entitled to vote in order to amend or repeal our amended and restated by-laws or to amend or repeal provisions of our restated certificate of incorporation relating to the division of the board of directors into three classes, stockholders' action by written consent, special meetings of the stockholders and amending or repealing our amended and restated bylaws.

        Our restated certificate of incorporation and amended and restated by-laws provide that our board of directors shall be divided into three classes as nearly as equal in number as possible, with terms of office of one class of directors expiring each year, resulting in each class serving a staggered three-year term. Although dividing the directors into three classes enhances the likelihood of continuity and stability in the policies formulated by the board of directors, a staggered board significantly extends the time required to make any change in control of our board of directors and will tend to discourage any hostile takeover bid for us.

        When there is a classified board of directors, the Delaware General Corporation Law provides that stockholders may remove directors only for cause, unless a company's certificate of incorporation otherwise provides. Our restated certificate of incorporation and amended and restated by-laws do not permit the removal of directors other than for cause. Such requirement may deter third parties from making a tender offer or acquiring our common stock through open market purchases in order to obtain control of us because they could not use their acquired voting power to remove existing directors.

        Our restated certificate of incorporation and amended and restated by-laws provide that special meetings of our stockholders may be called only by our board of directors, the vice chairman of the board of directors, the president or the secretary. Stockholders are prohibited from calling special meetings. Eliminating the ability of stockholders to call a special meeting may result in delaying expensive proxy contests until our annual stockholders meeting, which might impact a person's decision to purchase our voting securities in an attempt to cause a change in control of Cheniere.

        Our restated certificate of incorporation and amended and restated by-laws provide that stockholders may take action only at an annual or special meeting of the stockholders. Stockholders may not act by written consent. Eliminating the ability for stockholders to act by written consent could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote, thereby potentially discouraging, delaying or preventing a change in control of Cheniere.

        Although Section 214 of the Delaware General Corporation Law provides that a corporation's certificate of incorporation may provide for cumulative voting for directors, our restated certificate of incorporation does not provide for cumulative voting. As a result, the holders of a majority of the votes of the outstanding shares of our common stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.

        Under the business combination statute of the Delaware General Corporation Law, a corporation is generally restricted from engaging in a business combination with an interested stockholder for a three-year period following the time the stockholder became an interested stockholder. An interested stockholder is defined as a stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within the prior three-year period did own, 15% or more of the corporation's voting stock. This restriction applies unless:

  •
  prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation upon completion of the transaction which resulted in the stockholder becoming an interested stockholder (excluding stock held by the company's directors who are also officers and by the company's employee stock plans, if any, that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

  •
  at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

  •
  mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

  •
  transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries, subject to certain exceptions;

  •
  transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions; and

  •
  other transactions resulting in a disproportionate financial benefit to an interested stockholder.

        The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements specified in Section 203(b) of the Delaware General Corporation Law, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders.

        We have not adopted any provision in our restated certificate of incorporation or amended and restated by-laws electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving Cheniere.

DESCRIPTION OF DEBT SECURITIES

        Any debt securities we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior unsecured debt securities or senior subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior unsecured debt securities will be issued under a senior unsecured indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Together the senior unsecured indenture and the senior subordinated indenture are called "indentures."

        We have summarized selected provisions of the indentures below. The following summary is a description of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities. A form of senior unsecured indenture and a form of senior subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part.

General

        The debt securities will be our direct, unsecured general obligations. The senior unsecured debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt.

        A substantial portion of our assets are held by our operating subsidiaries, Cheniere LNG, Inc., Cheniere LNG Services, Inc., Cheniere Energy Operating Co., Inc. and Cheniere-Gryphon Management, Inc. With respect to these assets, holders of senior unsecured debt securities that are not guaranteed by our operating subsidiaries and holders of senior subordinated debt securities will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us by our subsidiaries of dividends, debt principal and interest or other charges.

        The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  The title and type of the debt securities;

  •
  The total principal amount of the debt securities;

  •
  The percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  •
  The dates on which the principal of the debt securities will be payable;

  •
  The interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  •
  Any conversion or exchange features;

  •
  Any optional redemption periods;

  •
  Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  •
  Any provisions granting special rights to holders when a specified event occurs;

  •
  Any changes to or additional events of default or covenants;

  •
  Any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

  •
  Any other terms of the debt securities.

        None of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        Debt securities of a series may be issued in registered, coupon or global form.

Denominations

        The prospectus supplement for each issuance of debt securities will state that the securities will be issued in registered form of $1,000 each or integral multiples thereof.

Subordination

        Under a senior subordinated indenture, payment of the principal, interest and any premium on the senior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt (as defined in the senior subordinated indenture). A senior subordinated indenture will provide that no payment of principal, interest and any premium on the senior subordinated debt securities may be made in the event we fail to pay the principal, interest, any premium on any senior debt when due or if another default occurs that results in acceleration of senior debt. In addition, in the event of any distribution of our assets upon our dissolution, liquidation or reorganization (including in a bankruptcy, insolvency or similar proceeding), holders of senior debt will be entitled to payment in full before any payment or distribution of our assets is made to holders of senior subordinated debt securities.

        A senior subordinated indenture will not limit the amount of senior debt that we may incur.

Mergers and Sale of Assets

        Each indenture will provide that we may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another person, unless:

  •
  the successor person assumes all of our obligations under the indentures; and

  •
  we or the successor person will not immediately be in default under the indentures.

        Upon the assumption of our obligations by a successor, we will be discharged from all obligations under the indentures.

Modification of Indentures

        Each indenture will provide that our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

Events of Default

        "Event of default," when used in an indenture, will mean any of the following:

  •
  failure to pay the principal of, or any premium on, any debt security when due;

  •
  failure to deposit any sinking fund payment when due;

  •
  failure to pay interest on any debt security for 30 days;

  •
  failure to perform any covenant set forth in the covenants section of the indenture that continues for 90 days after we are given written notice;

  •
  failure to perform any other covenant in the indenture that continues for 180 days after we are given written notice;

  •
  certain events in bankruptcy, insolvency or reorganization of us; or

  •
  any other event of default included in a supplemental indenture or any officer's certificate setting forth additional terms of the debt security.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

        Under the indentures, we:

  •
  will pay the principal of, interest and any premium on, the debt securities when due;

  •
  will maintain a place of payment;

  •
  will deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

  •
  will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

        In addition, under a senior unsecured indenture, we:

  •
  will not, nor will we permit our operating subsidiaries to, create or incur any liens upon any principal property unless specified conditions are met, subject to certain exceptions; and

  •
  will not, nor will we permit our operating subsidiaries to, enter into any sale-and-leaseback transaction unless certain conditions are met, subject to certain exceptions.

Subsidiary Guarantees

        If the applicable prospectus supplement relating to a series of our senior unsecured debt securities provides that those senior unsecured debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries (Cheniere LNG Services, Inc., Cheniere LNG, Inc., Cheniere Energy Operating Co., Inc. and Cheniere-Gryphon Management, Inc.) payment of the principal, premium, if any, and interest on those senior unsecured debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior unsecured debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

        If the applicable prospectus supplement relating to a series of our senior subordinated debt securities provides that those senior subordinated debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those senior subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the senior subordinated debt securities will be subordinated in right of payment to all of such subsidiary's or subsidiaries' existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior unsecured debt securities, to the same extent and in the same manner as the senior subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See "?Subordination" above.

        The obligations of our operating subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Payment and Transfer

        Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

        Fully registered securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

  •
  by the applicable depositary to a nominee of the depositary;

  •
  by any nominee to the depositary itself or another nominee; or

  •
  by the depositary or any nominee to a successor depositary or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

        When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary ("participants"). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

        As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have any of the underlying debt securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

  •
  will not be considered the owners or holders under the indenture relating to those debt securities.

        Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

        We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Defeasance

        We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

        Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Governing Law

        Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Stockholders

        No officer, director, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee

        A banking or financial institution will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

        The indentures and the provisions of the Trust Indenture Act of 1939, or Trust Indenture Act, incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (within the meaning of the Trust Indenture Act) it must eliminate such conflicting interest or resign.

        A single banking or financial institution may act as trustee with respect to both the senior subordinated indenture and the senior unsecured indenture. If this occurs, and should a default occur with respect to either the senior subordinated debt securities or the senior unsecured debt securities, such banking or financial institution, would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, debt securities or units. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the securities purchasable upon exercise of such warrants;

  •
  the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of any material U.S. federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        As of August 30, 2004, we have issued and outstanding warrants to purchase 862,917 shares of common stock. The warrants do not confer upon holders thereof any voting or other rights of stockholders.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities.

        The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

  •
  the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

        We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

        We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

        If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

        We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions, which will not exceed 8% of the proceeds from the sale of the securities. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

        Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the American Stock Exchange. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the American Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

        Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The consolidated financial statements of Cheniere Energy, Inc. at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 appearing in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, which was filed with the SEC on July 20, 2004, have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP (formerly Mann Frankfort Stein & Lipp CPAs, L.L.P.), independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Gryphon Exploration Company as of December 31, 2002, and for each of the years in the two-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, which was filed with the SEC on July 20, 2004, and upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Freeport LNG Development, L.P. as of December 31, 2003 and for the year then ended and for the period from inception (December 1, 2002) through December 31, 2003 appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 25, 2004, for the fiscal year ended December 31, 2003 have been audited by Hein & Associates LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        On October 22, 2002, we filed a Current Report on Form 8-K announcing that we had engaged Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent auditors for the fiscal year ending December 31, 2002, replacing PricewaterhouseCoopers LLP. The decision to change independent public accountants was not the result of any disagreement with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make a reference thereto in their report on the financial statements of Cheniere Energy, Inc. for the two years ended December 31, 2001 and the subsequent interim period through such dismissal.

        The information incorporated by reference into this prospectus regarding our estimated proved reserves are based on the reports generated by our independent petroleum engineers, Sharp Petroleum Engineering, Inc. in 2003 and Ryder Scott Company in 2001 and substantially, but not wholly, based on the report generated by Ryder Scott Company in 2002.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of common stock registered in this Registration Statement on Form S-3 has been passed upon for the Registrant by Andrews Kurth LLP whose opinion is attached to the Registration Statement as Exhibit 5.1. Geoffrey K. Walker, a partner in Andrews Kurth LLP, owns 5,000 shares of common stock of the Registrant.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.

SEC registration fee	$75,104
Blue Sky expenses, including legal fees	5,000
NASD filing fee	30,500
Printing and engraving expenses	50,000
Legal fees and expenses	75,000
Trustee fees and expenses	25,000
Rating agency fees	10,000
Accounting fees and expenses	40,000
Miscellaneous	5,082

Total	$315,686

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Our restated certificate of incorporation and amended and restated by-laws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

        Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

        Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements we agree to in connection with offerings of the securities registered hereby.

Item 16. Exhibits.

Exhibit No.	Exhibit
**1.1	Form of Underwriting Agreement for each of the securities registered hereby.
†4.1
Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 as filed with the SEC on August 10, 2004 (SEC File No. 001-16383))
†4.2
Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.3 to Cheniere's Registration Statement on Form S-8 as filed with the SEC on January 30, 2004 (SEC File No. 333-112379))
†4.3
Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere's Registration Statement on Form S-1 as filed with the SEC on August 27, 1996 (SEC File No. 333-10905)).
**4.4	Specimen Preferred Stock Certificate of Cheniere Energy, Inc.
*4.5	Certificate of Incorporation of Cheniere LNG, Inc. (including Certificates of Ownership and Merger).
*4.6	Bylaws of Cheniere LNG, Inc.
*4.7	Certificate of Incorporation of Cheniere LNG Services, Inc.
*4.8	Bylaws of Cheniere LNG Services, Inc.
*4.9	Certificate of Incorporation of Cheniere-Gryphon Management, Inc.
*4.10	Bylaws of Cheniere-Gryphon Management, Inc.
*4.11	Certificate of Incorporation of Cheniere Energy Operating Co., Inc. (including Certificate of Amendment).
*4.12	Bylaws of Cheniere Energy Operating Co., Inc.
*4.13	Form of Senior Unsecured Indenture (including form of senior unsecured debt security).
*4.14	Form of Senior Subordinated Indenture (including form of senior subordinated debt security).
**4.15	Form of Warrant Agreement (including form of warrant certificate).

5.1	Form of Opinion of Andrews Kurth LLP regarding legality of the securities being registered by Cheniere Energy, Inc.
12.1	Statement of computation of ratios of earnings to fixed charges.
23.1	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
23.2	Consent of KPMG LLP.
23.3	Consent of Hein & Associates LLP.
*23.4	Consent of Sharp Petroleum Engineering, Inc.
*23.5	Consent of Ryder Scott Company
23.6	Consent of Andrews Kurth LLP (included in Exhibit 5.1)
*24.1	Power of Attorney.
**25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the Senior Unsecured Debt Securities.
**25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the Senior Subordinated Debt Securities.

*
Previously filed.

**
To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

†
Incorporated by reference herein.

Item 17. Undertakings.

        A.    The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        D.    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 2004.

CHENIERE ENERGY, INC.
By:	/s/ CHARIF SOUKI Charif Souki President, Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARIF SOUKI Charif Souki	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 3, 2004
* Walter L. Williams	Vice Chairman of the Board and Director	September 3, 2004
/s/ DON A. TURKLESON Don A. Turkleson	Vice President & Chief Financial Officer, Secretary & Treasurer (Principal Financial Officer)	September 3, 2004
/s/ CRAIG K. TOWNSEND Craig K. Townsend	Vice President and Controller (Principal Accounting Officer)	September 3, 2004
* Nuno Brandolini	Director	September 3, 2004
* Keith F. Carney	Director	September 3, 2004
* Paul J. Hoenmans	Director	September 3, 2004
* David B. Kilpatrick	Director	September 3, 2004
* J. Robinson West	Director	September 3, 2004
*By	/s/ DON A. TURKLESON Don A. Turkleson, Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 2004.

CHENIERE LNG, INC.
By:	/s/ KEITH M. MEYER Keith M. Meyer President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARIF SOUKI Charif Souki	Chairman of the Board of Directors	September 3, 2004
/s/ KEITH M. MEYER Keith M. Meyer	President (Principal Executive Officer)	September 3, 2004
/s/ DON A. TURKLESON Don A. Turkleson	Secretary and Treasurer (Principal Financial and Accounting Officer)	September 3, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 2004.

CHENIERE LNG SERVICES, INC.
By:	/s/ CHARIF SOUKI Charif Souki President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARIF SOUKI Charif Souki	President and Chairman of the Board of Directors (Principal Executive Officer)	September 3, 2004
/s/ DON A. TURKLESON Don A. Turkleson	Secretary and Treasurer (Principal Financial and Accounting Officer)	September 3, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 2004.

CHENIERE ENERGY OPERATING CO., INC.
By:	/s/ WALTER L. WILLIAMS Walter L. Williams President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARIF SOUKI Charif Souki	Chairman of the Board of Directors	September 3, 2004
/s/ WALTER L. WILLIAMS Walter L. Williams	President and Director (Principal Executive Officer)	September 3, 2004
/s/ DON A. TURKLESON Don A. Turkleson	Secretary and Treasurer (Principal Financial and Accounting Officer)	September 3, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 2004.

CHENIERE-GRYPHON MANAGEMENT, INC.
By:	/s/ CHARIF SOUKI Charif Souki President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARIF SOUKI Charif Souki	President and Chairman of the Board of Directors (Principal Executive Officer)	September 3, 2004
/s/ DON A. TURKLESON Don A. Turkleson	Secretary and Treasurer (Principal Financial and Accounting Officer)	September 3, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit
**1.1	Form of Underwriting Agreement for each of the securities registered hereby.
†4.1
Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 as filed with the SEC on August 10, 2004 (SEC File No. 001-16383)).
†4.2
Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.3 to Cheniere's Registration Statement on Form S-8 as filed with the SEC on January 30, 2004 (SEC File No. 333-112379)).
†4.3
Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere's Registration Statement on Form S-1 as filed with the SEC on August 27, 1996 (SEC File No. 333-10905)).
**4.4	Specimen Preferred Stock Certificate of Cheniere Energy, Inc.
*4.5	Certificate of Incorporation of Cheniere LNG, Inc. (including Certificates of Ownership and Merger).
*4.6	Bylaws of Cheniere LNG, Inc.
*4.7	Certificate of Incorporation of Cheniere LNG Services, Inc.
*4.8	Bylaws of Cheniere LNG Services, Inc.
*4.9	Certificate of Incorporation of Cheniere-Gryphon Management, Inc.
*4.10	Bylaws of Cheniere-Gryphon Management, Inc.
*4.11	Certificate of Incorporation of Cheniere Energy Operating Co., Inc. (including Certificate of Amendment).
*4.12	Bylaws of Cheniere Energy Operating Co., Inc.
*4.13	Form of Senior Unsecured Indenture (including form of senior unsecured debt security).
*4.14	Form of Senior Subordinated Indenture (including form of senior subordinated debt security).
**4.15	Form of Warrant Agreement (including form of warrant certificate).
5.1	Form of Opinion of Andrews Kurth LLP regarding legality of the securities being registered by Cheniere Energy, Inc.
12.1	Statement of computation of ratios of earnings to fixed charges.
23.1	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
23.2	Consent of KPMG LLP.
23.3	Consent of Hein & Associates LLP.
*23.4	Consent of Sharp Petroleum Engineering, Inc.
*23.5	Consent of Ryder Scott Company
23.6	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

*24.1	Power of Attorney.
**25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 relating to the Senior Unsecured Debt Securities.
**25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 relating to the Senior Subordinated Debt Securities.

*
Previously filed.

**
To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

†
Incorporated by reference herein.